UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2020

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

1-442
Commission file number

Delaware			91-0425694
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

100 N. Riverside Plaza,	Chicago,	IL	60606-1596
(Address of principal executive offices)			(Zip Code)

(312)	544-2000
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on February 6, 2020, The Boeing Company (“Boeing”) entered into a two-year delayed draw term loan credit agreement (the “Credit Agreement”) with Citibank, N.A. (“Citibank”), JPMorgan Chase Bank, N.A. (“JPMorgan”), BofA Securities, Inc. and Wells Fargo Securities, LLC as joint lead arrangers and joint book managers, Bank of America, N.A. and Wells Fargo Bank, National Association as documentation agents, JPMorgan as syndication agent and Citibank as administrative agent, and a syndicate of lenders as defined in the Credit Agreement.  As of March 13, 2020, Boeing has fully drawn on the Credit Agreement, consisting of approximately $13.8 billion, which amount includes additional commitments made subsequent to the initial closing date.  For additional information on the terms and conditions of the Credit Agreement, see Boeing’s Current Report on Form 8-K dated February 6, 2020.  We continue to have access to revolving credit agreements entered into on October 30, 2019, which have also been disclosed.  These facilities, which to date have not been drawn upon, provide us with additional liquidity as we navigate the current business challenges.  For additional information on these credit facilities, see Boeing’s Current Report on Form 8-K dated October 30, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Grant M. Dixton
Grant M. Dixton
Vice President, Deputy General Counsel & Corporate Secretary

Dated: March 17, 2020